                                                                    EXHIBIT 23.4


                        (LETTERHEAD OF JIN MAO LAW FIRM)
 18th & 21st Floor, Universal Mansion 168, Yu Yuan Road, Shanghai 200040, China
                              (CHINESE CHARACTERS)


TO:
E-House (China) Holdings Limited
17/F Merchandise Harvest Building (East)
No. 333, North Chengdu Road
Shanghai 200041
People's Republic of China

Dear Sirs:

We hereby consent to the use of our name under the captions "Risk Factors," "Enforceability of Civil Liabilities," "Regulation" and "Legal Matters" in the prospectus included in the Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.


                                YOURS FAITHFULLY
                                JIN MAO LAW FIRM


                                Signed by: /s/ Li Zhiqiang
                                Names:     Li Zhiqiang
                                           Senior Partner

                                Date: July 23, 2007